Exhibit 99.4

Dear Valued Business Partner,

It is my great pleasure to share some exciting news with you today. This morning, SeraCare Life Sciences, Inc. (NASDAQ: SRLS), announced in a press release the proposed acquisition of our company by Linden Capital Partners. A copy of the release is attached to this email for your reference. Linden is a Chicago-based private equity firm with a proven record of operating successful companies solely focused in the healthcare and life science sectors. We are confident that Linden has a passion for SeraCare’s business and a strong interest in driving innovation.

Subject to the approval of our shareholders and regulators, we expect that the transaction will close in the second quarter of calendar year 2012. Most importantly, business will continue as usual — the SeraCare products you have come to rely on will continue to ship as usual and our team will continue to strive to exceed your expectations. We are committed to working closely with Linden to ensure a smooth transition for you. The SeraCare management team will keep you informed as we move closer to closing the transaction. In the meantime, please feel free to contact us directly if you have questions.

I thank you for your continued support.

Sincerely,

Gregory A. Gould

Interim President and Chief Executive Officer, SeraCare Life Sciences, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this document may contain disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company and the proposed merger. Forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this communication include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted with respect to the proposed merger; and the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other closing conditions, including the receipt of required regulatory approvals, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K filed with the SEC on November 21, 2011, as amended, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. SeraCare assumes no obligation to update, revise or correct any forward-looking statements after the date of this communication or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material with respect to the proposed acquisition of SeraCare by an affiliate of Linden Capital Partners. In connection with the proposed merger, SeraCare intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission, or the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. INVESTORS AND SECURITY HOLDERS OF SERACARE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by SeraCare with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders of SeraCare may obtain free copies of the documents filed or furnished by SeraCare with or to the SEC by directing a written request to SeraCare Life Sciences, Inc., 37 Birch Street, Milford, MA 01757, Attention: Corporate Secretary.

PARTICIPANTS IN THE SOLICITATION

SeraCare and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of SeraCare with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about those executive officers and directors of SeraCare and their ownership of SeraCare common stock is set forth in Amendment No. 1 to SeraCare’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, which was filed with the SEC on January 30, 2012, and is supplemented by other public filings made, and to be made, with the SEC by SeraCare. Information regarding the direct and indirect interests of SeraCare, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of SeraCare security holders generally, will be set forth in the proxy statement relating to the merger when it becomes available.